UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):November 7, 2016

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place, Oxnard, California	93033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 824-0410

Makkanotti Group Corp.

Larnakos Avenue, Ap. 402, Nicosia, Cyprus 1046

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed with the U.S. Securities Exchange Commission on November 15, 2016 (the “Original Form 8-K”) primarily to revise the Original Form 8-K for the financial statements of Cure Pharmaceutical Corporation as described herein.

Forward Looking Statements

This Form 8-K and other reports filed by the registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, its operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the registrant believes that the expectations reflected in the forward looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2016, the registrant, in a reverse take-over transaction, acquired a specialty pharmaceutical and bioscience company based in California that specializes in drug delivery technologies, by executing a Share Exchange Agreement and Conversion Agreement (“Exchange Agreement”) by and among the registrant and a holder of a majority of the issued and outstanding capital stock of the registrant prior to the closing (the “Majority Stockholder”), on the one hand, and Cure Pharmaceutical Corporation, a California corporation (“Cure Pharmaceutical”), all of the shareholders of Cure Pharmaceutical’s issued and outstanding share capital (the “Cure Pharm Shareholders”) and the holders of certain convertible promissory notes of Cure Pharmaceutical (“Cure Pharm Noteholders”), on the other hand. Hereinafter, this share exchange transaction is described as the “Share Exchange.”

The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the registrant:

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Share Exchange and Share Cancellations. The registrant shall issue 9,010,000 restricted shares of its common stock, $0.001 par value per share (“Common Stock”), to the Cure Pharm Shareholders in the aggregate, in exchange for 2,718,253 shares of Cure Pharmaceutical's common stock held by them, representing 100% of the then issued and outstanding common stock of Cure Pharmaceutical (the “Share Exchange”). In connection with the Share Exchange, the Majority Stockholder agreed to cancel 16,181,400 shares of Common Stock of the registrant in exchange for a warrant (the “Majority Stockholder Warrant”) to purchase up to 1,640,305 shares of Common Stock of the registrant at an exercise price of $2.00 per share and with an exercise period of four years commencing on the date of issuance of the warrant. In addition, one other shareholder of the registrant entered into a share cancellation agreement with the registrant whereby such shareholder agreed to cancel 652,390 shares of the registrant's common stock at the closing of the Share Exchange in order to induce Cure Pharmaceutical to enter into the Exchange Agreement.

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Conversion. The registrant shall issue 6,106,463 restricted shares of Common Stock to the Cure Pharm Noteholders in the aggregate, by converting the convertible promissory notes of Cure Pharmaceutical held by the Cure Pharm Noteholders in the aggregate principal amount of $6,106,463, at a conversion price of $1.00 per share.

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Change in Management. Michael Hlavsa, the registrant’s sole director and executive officer immediately prior to the closing of the Exchange Agreement, shall resign, and Robert Davidson, William Yuan and Charles Berman shall be appointed to the registrant’s board of directors (the “Board”). Robert Davidson, Edward Maliski, Wayne Nasby and Mark Udell shall be appointed as the new chief executive officer, president and chief scientific officer, chief operating officer, and chief financial officer and secretary, respectively, effective at the closing of the Exchange Agreement. Additional information regarding the above-mentioned directors and executive officers is set forth below in Item 2.01 and Item 5.02.

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As a result of the Share Exchange, Cure Pharmaceutical became a wholly owned subsidiary of the registrant, and the Cure Pharm Shareholders and Cure Pharm Noteholders became the controlling shareholders of the registrant.

The closing of the transactions contemplated under the Exchange Agreement (the “Closing”) took place on November 7, 2016 (the “Closing Date”). As a result, the registrant had a total of 23,266,733 shares of common stock issued and outstanding at the Closing Date, with the Cure Pharm Shareholders and Noteholders collectively owning approximately 64.97% of the registrant’s issued and outstanding Common Stock.

Except for the Exchange Agreement and the transactions contemplated thereunder, neither the registrant nor its sole officer and director serving prior to the consummation of the Share Exchange had any material relationship with Cure Pharmaceutical or its shareholders.

A copy of the Exchange Agreement is included as an exhibit to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 7, 2016, the registrant acquired Cure Pharmaceutical, a fully integrated specialty pharmaceutical/bioscience company with a focus in drug delivery technologies, and its business operations in the Share Exchange. Reference is made to Item 1.01, which is incorporated herein, which summarizes the terms of the Share Exchange.

The registrant was incorporated in the state of Nevada on May 15, 2014 and was previously engaged in the business of manufacturing food paper bags in Nicosia, Cyprus for use in supermarkets, fruit kiosks, bakeries, cafés and similar businesses. The registrant previously had two Agreements for Sale of Goods with “Epidorpio Confectionery” Bakery and “A&G Kokkinou Ltd”, which the registrant cancelled on July 1, 2016. On August 19, 2016, the registrant sold all of its equipment relating to its manufacturing of food paper bags business.

As of the date immediately prior to the Closing Date, the Company had nominal operations and minimal assets. As a result of the Share Exchange, Cure Pharmaceutical became the registrant’s wholly-owned subsidiary, and the registrant’s principal business is now that of Cure Pharmaceutical. The information provided hereinafter in this Item 2.01 with respect to Cure Pharmaceutical is intended to comply with the disclosure requirements of Form 10 prescribed under the Exchange Act.

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Item 2.01 are to the business of Cure Pharmaceutical, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the registrant.

DESCRIPTION OF BUSINESS

Overview

Our wholly owned subsidiary and operating business, Cure Pharmaceutical, located in Oxnard, California was originally incorporated in July 2011 as a developer of advanced oral thin film (“OTF”) for the delivery of nutraceutical, Over-The-Counter (“OTC”) and prescription products for human and veterinary markets. We utilize drug delivery technologies to develop and commercialize new applications of proven therapeutics through our CureFilm™ technology, as well as through sublingual and transdermal applications. Our exclusive micro encapsulation of drug actives allows for a higher volume of an active and if required, multiple actives to be produced on a single OTF strip. We expect this technology will allow us to produce a broad spectrum of pharmaceutical, OTC and nutraceutical products.

We are currently focused on partnering with pharmaceutical and biotech companies seeking to deliver drug actives utilizing and benefitting from our proprietary CureFilm™, sublingual and transdermal applications and when preferable to take our own products from clinical process to commercialization. We manufacture our products in our Current Good Manufacturing Practice (“cGMP”) and U.S. Food and Drug Administration (“FDA”) registered manufacturing facility.

Background

According to IBIS World’s Global Pharmaceuticals & Medicine Manufacturing Market Research Report (2013), the worldwide pharmaceutical market alone represents $1 trillion in revenue and has had an average annual growth of 3.7% from 2008 to 2013. This growth has resulted from the rising demand for healthcare and medications worldwide, especially from emerging economies. Higher healthcare standards and greater emphasis on illness prevention have given pharmaceuticals a higher significance among consumers, driving sales and overall industry growth, which is expected to continue

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The pet industry is also forecasted to grow exponentially. As domestic pets increasingly become members of the family, pet owners are spending more and more on pet care, resulting in continued future growth. According to the American Pet Products Association (“APPA”), the pet industry is forecasted to reach $62.5 billion by 2016. The most lucrative segment of the pet care industry is pet health care, with health and wellness solutions gaining pace across the industry and with significant opportunities for manufacturers allocating larger research and development budgets, and implementing product innovation and marketing to exploit them. The APPA estimated that $14.98 billion is spent in the OTC pet medicine markets in the United States alone. We intend to utilize our CureFilm™ Technology to develop products marketed towards the veterinarian market.

Though in its infancy stage (10 years old), OTF Technology is experiencing a major surge in acceptance and adoption by pharmaceutical and biotech companies as they search for new and better ways to deliver drug actives. We believe there are only a handful of pharmaceutical and biotech companies capable of producing OTF strips, limiting competition. In addition, we believe that our proprietary and patented technology creates opportunities within the targeted marketplaces far surpassing the capability of these companies to compete.

CureFilm™ Technology and Value Proposition

Typical forms of drug delivery that consumers have been familiar with over the years, include tablets, capsules, chewable, gummies, and more recent developments, such as melts and sublingual drops and sprays. We believe that we are one of the companies at the forefront of OTF drug delivery technology. Our OTF product is about the size of a postage stamp using a matrix that maximizes the amount of “active” drug that can be delivered via OTF.

Our CureFilm™ Technology consists of patented, patent pending and trade secrets in two areas: OTF – Core Technology, Sublingual Technology and Transdermal (skin) Technology.

Our proprietary multi-layer CureFilm™ allows dosages of many pharmaceutical, OTC and nutraceutical products to be put onto a small strip applied to the cheek (buccal), under the tongue (sublingual). We believe that what sets us apart from the competition is our proprietary patented CureFilm™ Technology, multi-layer systems and formulation technologies that:

•	Consists of two components - a liquid-based film layer that contains and stabilizes the active ingredients, and a powder matrix layer.

•	Provides improved stability as well as delivery of active ingredients.

•	Contains functional qualities to include extra flavoring ingredients, pliability enhancers, and mucosal permeation enhancers.

In a two layer strip, the layers are designed to work together, in combination with the powder composition. The powder composition can be varied, as can the muco-adhesion properties of the strips, to alter the dissolution and absorption rates of the medicament. A complete multilayer system allows for increased stability, higher loading of active ingredients, and increased taste and palatability.

Another recent advancement in our CureFilm™ Technology utilizes micro-encapsulation of selected active ingredients. In the micro-encapsulation process, microscopic particles or droplets envelop the active ingredients to protect and shield them. The technique used in the micro-encapsulation process depends on various factors including the physical and chemical properties of the active ingredients. This micro-encapsulation technology has allowed the delivery of higher dosing with better flavor masking.

We believe that our CureFilm™ Technology has the following competitive advantages over other drug delivery technologies:

•	With our proprietary formulations we can put more drugs per cm2 on a single strip than any of our competitors while still maintaining a positive patient experience.
•	Ability to put multiple actives on one OTF.
•	More stable, durable and quicker to dissolve than other oral deliveries.
•	Improves the onset of action, lower dosing and enhance the efficacy thereby widening the therapeutic index.
•	Differentiation within large therapeutic categories and potentially improves patient compliance.
•	Ability to deliver actives on a single strip through both buccal and gastrointestinal tract, thereby allowing for sustained release.
•	Enters the blood stream directly making it fast acting and more effective.
•	Easy to use, transport and no liquid needed to administer.
•	Ideal for children, elderly patients and patients who have trouble swallowing.
•	Palatable in terms of taste.

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Product Portfolio

We have various types of CureFilm™ dietary supplement products that are being commercialized and developed. These include:

Commercialized:

•	MacuStrip Vitamin complex (eye health product)
•	ID Life Sleep melatonin
•	Electrolyte (Adult and Pediatric)
•	E6 Berry Caffeine
•	Hang-Over Relief

In Development:

•	Aspirin
•	Loratadine
•	Tadalifil
•	Sildenafil
•	Loperamide
•	Vitamin B12
•	Vitamin D3
•	Folic Acid

Clinical Development

We partner with pharmaceutical companies looking for new methods to deliver drug actives. Under Section (505)(b)(2) of the Food, Drug, and Cosmetic Act, ("(505)(b)(2)") the FDA may grant market exclusivity for a term of up to three years of exclusivity following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or combination. The 505(b)(2) pathway is also the regulatory approach to be followed if an applicant intends to file an application for a product containing a drug that is already approved by the FDA for a certain indication and for which the applicant is seeking approval for a new indication or for a new use, the approval of which is required to be supported by new clinical trials, other than bioavailability studies. We have implemented a strategy under which we actively look for such so-called “repurposing opportunities” and determine whether our proprietary CureFilm™ Technology adds value to the product.

We currently have five such drug repurposing projects in our development pipeline, although there can be no assurance that such projects will be fully developed. The companies we partner with are typically responsible for managing the regulatory approval process of the product with the FDA and/or other regulatory bodies, as well as for the marketing and distribution of the products. On a case-by-case basis, we may be responsible for providing all or part of the documentation required for the regulatory submission.

In addition to pursuing partnering arrangements that provide for the full funding of a drug development project, we may undertake development of selected product opportunities until the marketing and distribution stage. We would first assess the potential and associated costs for successful development of a product, and then determine at which stage it would be most prudent to seek a partner, balancing costs against the potential for higher returns later in the development process. We currently have five of such potential drug candidates in our product pipeline, all of which are in the formulation development and pre-clinical phase of development. However, there can be no assurance that we will be able to fully develop, market and distribute OTF products for these drug candidates.

Competition

We face competition from other companies, academic institutions, governmental agencies and other public and private research organizations for collaborative arrangements with pharmaceutical and biotechnology companies, in recruiting and retaining highly qualified scientific and management personnel and for licenses to additional technologies. Many of our competitors, including Monosol, BioDelivery Sciences International, IntelGenx and LTS Lohmann, will have substantially greater financial, technical and human resources than we have. Our success will be based in part on our ability to build, obtain regulatory approval for and market acceptance of, and actively manage a portfolio of drugs that addresses unmet medical needs and creates value in patient therapy.

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The OTF manufacturing industry is relatively new, having only emerged over the last ten years. Although currently there are just a handful of current players within this industry, we expect that we will be subject to competition from numerous other companies that currently operate or are planning to enter the markets in which we compete. To date, among manufacturers of OTF, some medications that either are or have been available by OTF manufacturers in the marketplace include:

•	Zuplenz (the first oral soluble film approved by the FDA as a prescription medication)
•	Benadryl (diphenhydramine product and anti-histamine used for allergies and mild sedative)
•	Gas-X (simethicone product for bloating, gas, and gastrointestinal complaint)
•	Melatonin PM (hormonal product sold as a "dietary supplement" marketed for insomnia)
•	Orajel Kids (benzocaine product for dental pain)
•	Suboxone (buprenorphine and naloxone fixed dosage combination product for opioid addiction)
•	Subutex (buprenorphine product for opioid addiction)
•	Sudafed (phenylephrine or pseudoephedrine product for nasal congestion)
•	TheraFlu (combination product of pain reliever, anti-pyretic and decongestant)
•	Triaminic (children's anti-tussive product)

The barriers to enter this market are the “know how’s” of developing and formulating consumer desired products which taste great. Also, the high cost of entry by companies who have no expertise in the market makes entry by competitors risky since the technology to develop product is expensive and proprietary. The key factors affecting the development and commercialization of our drug delivery products are likely to include, among other factors:

•	The safety and efficacy of our products;
•	The relative speed with which we can develop products;
•	Generic competition for any product that we develop;
•	Our ability to defend our existing intellectual property and to broaden our intellectual property and technology base;
•	Our ability to differentiate our products;
•	Our ability to develop products that can be manufactured on a cost effective basis;
•	Our ability to manufacture our products in compliance with cGMP and any other regulatory requirements; and
•	Our ability to obtain financing.

In order to establish ourselves as a viable industry partner, we plan to continue to invest in our research and development activities and in our manufacturing technology expertise, in order to further strengthen our technology base and to develop the ability to manufacture our CureFilm™ products ourselves, at competitive costs. Our failure to compete effectively could have a material adverse effect on our business.

Research and Development

Research and development (“R&D”) is the cornerstone for Cure Pharmaceutical’s initiatives with drug and brand partners. Our first step in partnering with its target market is to implement their actives and drugs into OTF via the R&D process. Therefore, we are investing heavily in the development of new delivery system technology advancements. Formulation of OTFs involves a specific combination of ingredients such as film-forming polymers, plasticizers, active pharmaceutical ingredients, sweeteners, saliva stimulating agents, flavoring agents, coloring agents, stabilizers and thickening agents. Each active ingredient requires a specific combination of these ingredients to yield the optimum film dissolution and taste that is tailored to each client company’s product/brand. OTF’s can be different colors and be embossed just like pills (e.g. Benadryl strips can be pink and imprinted), and the process of tailoring our services to client needs continues through our manufacturing and packaging operations that allows clients the option to provide single sachets of OTF to cassettes holding multiple OTFs.

We continue to make significant advances in OTF technology to include certain microencapsulation and nano-encapsulation technologies, taste masking systems, composition formulations, stability systems, primary packaging advances and production methodologies. Our technological advances allow the offering of highly effective products that contain controlled levels of active ingredients as well as multiple active ingredients in great tasting OTFs.

Our R&D expenses, net of R&D tax credits, for the year ended December 31, 2015 was $681,699, compared with $663,899 for the year ended December 31, 2014. The increase in R&D expenditure is explained in the section of this report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

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Intellectual Properties and Licenses

We strive to protect and enhance the proprietary technologies that we believe are important to our business and seek to obtain and maintain patents for any patentable aspects of our products and any other inventions that are important to the development of our business. Our success will depend on our ability to obtain and maintain patent and other proprietary protection for commercially important technology, inventions and know-how related to our business, to defend and enforce our patents, to maintain our licenses to use intellectual property owned by third parties, to preserve the confidentiality of our trade secrets and to operate without infringing the valid and enforceable patents and other proprietary rights of third parties. We also rely on continuing technological innovation and in-licensing opportunities to develop, strengthen, and maintain our proprietary position in the fields targeted by our diagnostic products and services.

We continue to strengthen our patent portfolio and intellectual property (“IP”). We currently have four (4) issued patents and we also have ten (10) pending patent applications. The patents expire 20 years after submission of the initial application.

We also have a significant portfolio of intellectual property, such as trade secrets, technical expertise, and proprietary processes and information, which we maintain and protect. Measures of protection are a combination of contractual provisions, company policies, intellectual property laws and other measures, which cover OTF components: film compositions, polymers, taste formulations, process engineering and packaging.

Marketing Strategy

Cure Pharmaceutical acts as the technology partner for providing OTF products into the marketplace by strategically partnering with pharmaceutical and manufacturing companies looking for new methods to deliver drug actives. Partners will be developed through the business development efforts of our executive management team, trade associations, shows and conferences.

We either have existing partners or are actively seeking partners in the following areas:

•	Pharmaceutical Partners (drug delivery technology)

•	Consumer Product Brand Extensions (consumables)

•	Non-governmental Organizations (NGO)

•	Emerging markets (pharmaceutical & nutraceutical)

•	Leading children’s hospitals and schools of veterinary medicine for clinical research

We also intend to join and attend trade groups, such as:

•	Pharmaceutical (Interphex, Partnership Opportunities in Drug Delivery Forum/PODD)

•	OTC (Consumer Health Products Association)

•	Nutraceutical (Supply Side East and West)

•	Veterinary (Veterinary Dental Forum, American Veterinary Medical Association)

Manufacturing – Capabilities and Regulatory Registrations

We operate a top rated manufacturing facility for cGMP and FDA registered manufacturing plant/processes for the current and future manufacture of our CureFilm™ products. “cGMP" is a term recognized worldwide for the regulation, control and management of manufacturing and quality control and quality assurance of pharmaceutical, dietary supplement and food products under regulations set forth by the U.S. Food and Drug Administration.

We are one of only a handful of manufacturers that can produce OTF products. We believe that this (1) represents a profitable business opportunity, (2) will reduce our dependency upon third-party contract manufacturers, thereby protecting our manufacturing process know-how and intellectual property, and (3) allows us to offer our development partners a full service from product conception to supply of the finished product.

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We offer a total solution utilizing our cGMP and FDA registered plant and processes ranging product ideation, formulation, package design, and fulfillment via a leased, fully operational, 25,000-square-foot cGMP registered manufacturing plant capable of producing diverse consumer products based on the company’s proprietary technology. This facility also houses complete R&D operations and product commercialization operations. The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of products are subject to regulation by one or more federal agencies, principally the FDA and the Federal Trade Commission (“FTC”), and to a lesser extent, the Consumer Product Safety Commission (“CPSC”), the U.S. Department of Agriculture, and the Environmental Protection Agency (“EPA”). Our activities are also regulated by various governmental agencies for the states and localities in which our products are sold, as well as by governmental agencies in certain countries outside the U.S. in which Cure Pharmaceutical products are sold.

Cure Pharmaceutical’s manufacturing operations are designed to perform robust and repeatable processes to meet specific, measurable quality and performance standards. The company’s cGMP compliant quality system provides a set of formalized standard operating procedures and policies that drive the production process and ensures high quality, safe, profitable and effective products.

Our cutting and packaging operation can be optimized to meet the specific requirements and budgets of individual clients. The labeling equipment offers a range of labeling options, including a tamper resistant seal and full wrap-around application. Technologically advanced blister card machinery enables us to offer retail-ready packaging, blister card single and multipacks, and flow-wrap individual products. We also offer a number of innovative packaging solutions, including space saving packaging design development.

Our Suppliers

We do not have any current contractual relationships for the manufacture of raw materials for our CureFilm™ products. Our product partners, however, may purchase significant quantities of raw materials, some of which may have long lead times. If raw materials cannot be supplied to our manufacturing partners in a timely and cost effective manner, our manufacturing partners may experience delays in production that may lead to reduced supplies of commercial products being available for sale or distribution. Such shortages could have a detrimental effect on sales of the products and a corresponding reduction on our royalty revenues earned.

Governmental Regulations

The pharmaceutical industry is highly regulated. The products we participate in developing require certain regulatory approvals. In the United States, drugs are subject to rigorous regulation by the Department of Public Health, FDA and possibly the Drug Enforcement Agency (“DEA”). The U.S. Federal Food, Drug, and Cosmetic Act, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, record keeping, packaging, labeling, adverse event reporting, advertising, promotion, marketing, distribution, and import and export of pharmaceutical products and dietary supplements. Failure to comply with applicable regulatory requirements may subject a company to a variety of administrative or judicially-imposed sanctions and/or the inability to obtain or maintain required approvals or to market drugs. The steps ordinarily required before a new pharmaceutical product may be marketed in the United States include:

•	Preclinical laboratory tests, animal studies and formulation studies under FDA’s good laboratory practices regulations, or GLPs;

•	The submission to the FDA of an investigational new drug application, or IND, which must become effective before human clinical trials may begin;

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The completion of adequate and well-controlled clinical trials according to good clinical practice regulations, or GCPs, to establish the safety and efficacy of the product for each indication for which approval is sought;

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After successful completion of the required clinical testing, submission to the FDA of a new drug application (“NDA”), or an Abbreviated New Drug Application (“ANDA”), for generic drugs. In certain cases, an application for marketing approval may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. Such applications, known as a 505(b)(2) NDA, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation or for a new indication;

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Satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity; and

•	FDA review and approval of the NDA or ANDA.

The cost of complying with the foregoing requirements, including preparing and submitting an NDA or ANDA, may be substantial. Accordingly, we typically rely upon our partners in the pharmaceutical industry to spearhead and bear the costs of the FDA approval process. We also seek to mitigate regulatory costs by focusing on 505(b)(2) NDA opportunities. By applying our drug delivery technology to existing drugs, we seek to develop products with lower R&D expenses and shorter time-to-market timelines as compared to regular NDA products.

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None of our products under development has been approved for marketing in the United States or elsewhere. We may not be able to obtain regulatory approval for any of our products under development. If we do not obtain the requisite governmental approvals or if we fail to obtain approvals of the scope we request, we or our licensees or strategic alliance or marketing partners may be delayed or precluded entirely from marketing our products, or the commercial use of our products may be limited. Such events would have a material adverse effect on our business, financial condition and results of operations.

All of our current commercialized products are deemed dietary supplements under the FDA. The FDA issued a final rule called “Statements Made for Dietary Supplements Concerning the Effect of the Product on the Structure or Function of the Body,” which includes regulations requiring companies, their suppliers and manufacturers to meet cGMPs in the preparation, packaging, storage and shipment of their products. Management is committed to meeting or exceeding the standards set by the FDA.

The Dietary Supplement Health and Education Act of 1994 (“DSHEA”) revised the existing provisions of the U.S. Federal Food, Drug, and Cosmetic Act, concerning the composition and labeling of dietary supplements and defined dietary supplements to include vitamins, minerals, herbs, amino acids and other dietary substances used to supplement diets. DSHEA generally provides a regulatory framework to help ensure safe, quality dietary supplements and the dissemination of accurate information about such products. The FDA is generally prohibited from regulating active ingredients in dietary supplements as drugs unless product claims, such as claims that a product may heal, mitigate, cure or prevent an illness, disease or malady, trigger drug status.

Other Healthcare Laws and Regulations

If we obtain regulatory approval for any of our current or future product candidates, we may also be subject to healthcare regulation and enforcement by the federal government and the states and foreign governments in which we conduct our business. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;

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federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent;

•	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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the federal Physician Payment Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members;

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Health Insurance Portability and Accountability Act of 1996, as amended by Health Information Technology for Economic and Clinical Health Act of 2009, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and

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state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

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If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, the exclusion from participation in federal and state healthcare programs and imprisonment, any of which could adversely affect our ability to operate our business and impact our financial results.

Employees

As of December 8, 2016, we have 16 full time employees and no part-time employees. In addition, we use advisors and consultants for research and development, clinical, regulatory, legal and administrative activities. We plan to hire additional staff as we expand research, production, business development, and sales and marketing programs. None of our employees are represented by a labor union.

Compliance with Environmental Laws

Our operations require the use of hazardous materials which subject us to a variety of federal, provincial and local environmental and safety laws and regulations. Some of the regulations under the current regulatory structure provide for strict liability, holding a party potentially liable without regard to fault or negligence. We believe that we are in compliance with state and federal environmental regulations applicable to our manufacturing facility. However, we could be held liable for damages and fines as a result of our, or others’, business operations should contamination of the environment or individual exposure to hazardous substances occur. We cannot predict how changes in laws or development of new regulations will affect our business operations or the cost of compliance.

CORPORATE INFORMATION

Our principal executive office is located at 1620 Beacon Place, Oxnard, California 93033. Our main telephone number is (805) 824-0410, and our fax number is (805) 487-7163.

WHERE YOU CAN FIND MORE INFORMATION

The registrant is subject to the requirements of the Exchange Act, and files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the Securities and Exchange Commission (“SEC”) at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Cure Pharmaceutical Corporation, a California corporation for the three and nine months ended September 30, 2016, should be read in conjunction with the financial statements of Cure Pharmaceutical Corporation, and the notes to those financial statements that are included elsewhere in this Form 8-K. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as Cure Pharmaceutical Corporation’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Business sections in this Form 8-K. Words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Overview

We are a specialty pharmaceutical and bioscience company with a focus in drug delivery technologies. We leverage novel drug delivery technologies to develop and commercialize new applications of proven therapeutics through OTF via our proprietary patented CureFilm™ Technology as well as through transdermal applications. Our micro encapsulation of drug actives in our CureFilm™ Technology allows for a higher volume of an active and if required, multiple actives to be produced on a single oral thin film strip.

We are currently focused on partnering with pharmaceutical and biotech companies seeking to deliver drug actives utilizing and benefitting from our proprietary OTF and transdermal applications and when preferable to take our own products from clinical process to commercialization. We are focused on both the human and veterinary prescription, OTC and nutraceutical markets. We believe that Cure Pharmaceutical represents the complete solution to OTF drug delivery therapeutics from inception to finished product utilizing our cGMP/FDA registered manufacturing facility and processes.

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Results of Operations

Three and Nine Months Ended September 30, 2016 Compared with Three and Nine Months Ended September 30, 2015

Revenues

Revenues have slightly increased by $1,159 in the three months ended September 30, 2016 compared to the three months ended September 30, 2015. The slight increase is due to the Company incurring the same amount of sales of melatonin OTF products from one customer, ID Life, in both periods. Revenues have decreased by $73,601 in the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015. As the Company continues to move in the direction of working with more pharmaceutical and bioscience companies, we experienced a corresponding decrease in revenues. In addition, the Company did not see re-orders from two nutraceutical customers during in the nine months ended September 30, 2016 and as a result, we had lower revenues generated during this period.

Cost of Goods Sold

Cost of goods sold increased by $11,606 in the three months ended September 30, 2016 compared to the three months ended September 30, 2015. The increase is mainly due to the company writing off raw materials in the 2016 period that did not incur in the 2015 period. Cost of goods sold decreased by $35,129 in the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015. As the Company generated less revenue in the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015, we also had a corresponding decrease in our cost of goods sold during the same period in 2016 compared to same period in 2015.

Research and Development Expenses

For the three months ended September 30, 2016, research and development expenses increased to $214,478 compared to the three months ended September 30, 2015 of $128,516. As the Company was able to raise funds during the 2016 fiscal year by issuing convertible promissory notes, we were able to continue to focus on spending on improving our intellectual property. At the same time the Company focused on developing potential partnerships with pharmaceutical and bioscience companies and new OTC products. For the nine months ended September 30, 2016, research and development expenses only slightly decreased to $513,277 compared to the nine months ended September 30, 2015 of $513,486.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three and nine months ended September 30, 2016 amounted to $661,917 and $1,241,379, respectively, and for the three and nine months ended September 30, 2015 amounted to $98,800 and $527,873, respectively. For the three and nine months ended September 30, 2016 and 2015, selling, general and administrative expenses were mainly comprised of amortization, commission, insurance, payroll, consulting and rent expenses. The increase in both the three and nine months ended September 30, 2016 compared to the three and nine months period ended September 30, 2015 was due to commissions earned in relation to the funds raised in 2016, increased payroll and consulting fees that were not present in the same periods in 2015.

Other Income/Expense

Other income amounted to $421 and $832 for the three and nine months ended September 30, 2016, respectively, and $145,412 of other income for the nine months ended September 30, 2015. Other income generated in 2015 is mainly a result of 21st Century Brands, LLC agreeing to forgive the remaining deposit amount of $145,406 for future OTF products after deducting costs incurred by the Company for purchasing raw materials that were never used and expired. The Company did not incur this type of transaction in the same period for 2016. Other expense amounted to $84,068 and $287,346 for the three and nine months ended September 30, 2016, respectively and $23,066 and $120,487, for the three and nine months ended September 30, 2015, respectively. Other expenses in 2016 and 2015 were mainly from interest expense and commissions relating to convertible promissory notes and other note payables.

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Year Ended December 31, 2015 Compared with Year Ended December 31, 2014

Revenues

Revenues have decreased from $1,242,630 in 2014 to $183,430 in 2015. The majority of the decrease was mainly due to the conclusion of Cure’s consulting services, which generated approximately $900,000 in consulting revenues in 2014 and $0 in 2015, and the decrease in product sales in 2015 compared to 2014 caused by a decrease in melatonin orders by one of its main customers and the need to further develop our OTF Aspirin product.

In addition, Cure started focusing more on research and development to improve our OTF technology and looking to partner with pharmaceutical and bioscience companies who are looking to deliver drug actives utilizing our proprietary OTF and transdermal applications. As a result, we saw a corresponding decrease in our revenues from 2015 compared to 2014.

Cost of Goods Sold

Cost of goods sold amounted to $205,117 in 2014 and $117,012 in 2015. The decrease in cost of goods sold from 2014 to 2015 is mainly due to the decrease in product revenues incurred in 2015. With two of the Company’s major customers decreasing their orders in 2015, we had a corresponding decrease in cost of goods sold. In addition, with the Company focused on improving our OTF technology and efficacy of our OTF, we had more costs being attributed to research and development rather than cost of goods sold.

Research and Development Expenses

Research and development expenses amounted to $663,899 in 2014 and $681,699 in 2015. The increase in research and development expenses from 2014 to 2015 was due to the Company continuing to advance its OTF technology by performing clinical trials and studies as well as developing new encapsulation methods for various molecules. In addition, as we were focused on partnering with pharmaceutical and bioscience companies, the Company believed it necessary to invest in further research to identify various molecules that would best suit our proprietary CureFilm™ technology.

Selling, General and Administrative Expenses

Selling, general and administrative expenses amounted to $914,736 in 2014 and $920,247 in 2015. In 2015 and 2014, the Company mainly incurred expenses relating to insurance, payroll, consulting services, legal expenses, office rent, amortization and depreciation expenses. The Company experienced an increase in insurance, consulting services, travel and non-management and sales payrolls as the company looked to decrease costs as revenues decreased in 2015 compared to 2014. The deferred officer salaries were converted into convertible promissory notes as of December 31, 2015.

Other Income/Expense

Other income/expense is comprised of $47,303 and $178,091 of other income in 2014 and 2015, respectively, and $171,020 and $245,624 of other expense in 2014 and 2015, respectively. Other income generated in 2015 is mainly a result of 21st Century Brands, LLC agreeing to forgive the remaining deposit amount of $145,406 for future OTF products after deducting costs incurred by the Company for purchasing raw materials that were never used and expired. The Company did not incur this type of transaction in 2014. Other expense in 2015 and 2014 is mainly from interest expense relating to convertible promissory notes and other note payables. The increase in interest expense is related to the additional convertible notes and notes payable of $763,009 issued in 2015 compared to 2014.

Liquidity and Capital Resources

For the nine months ended September 30, 2016

As of September 30, 2016, our total assets were $4,299,654 comprised of cash of $1,852,339, restricted cash of $99,980, accounts receivable of $731, inventory of $164,045, prepaid expenses and other assets of $705,242, net property and equipment of $364,058, net intangibles of $952,354, and other assets of $160,905. Our total liabilities were $10,155,796 comprised of accounts payable of $315,771, accrued expenses of $334,721, current portion of loan and note payables of $56,089, current portion of capital lease payable of $12,424, current portion of related party convertible promissory notes of $364,924, current portion of convertible promissory notes of $8,333,852, deferred revenue of $178,015 and license fees of $560,000.

As of September 30, 2016, our stockholders’ deficit was $5,856,142 comprised of common stock of $200, additional paid in capital of $2,727,531 and accumulated deficit of $8,583,873.

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Cash flows used in operating activities

For the nine months ended September 30, 2016, operating activities consumed $2,829,810 of cash. This was primarily the result of a net loss of $2,022,639, offset by depreciation and amortization of $124,044 as well as the changes in prepaid expenses of $667,120, accounts payable of $298,479, restricted cash of $50,000, accrued expenses of $36,816 and deferred revenue of $37,504.

Cash flows used in investing activities

Investment activities used an additional $130,514 of cash during the nine months ended September 30, 2016, primarily as a result of payments for patents and costs associated in the development and improvement of our intellectual property of $34,626, payment for a note receivable of $18,290 and acquisition of property and equipment of $77,598.

Cash flows provided by financing activities

Financing activities provided $4,799,311 of cash for the nine months ended September 30, 2016, primarily as the result of proceeds from the issuance of convertible promissory notes of $5,821,463 and repayments of loan and notes payables of $1,013,761.

For the year ended December 31, 2015

As of December 31, 2015, our total assets were $1,822,149 comprised of cash of $13,352, restricted cash of $49,980, accounts receivable of $1,907, note receivable of $17,948, inventory of $191,465, prepaid expenses and other assets of $38,122, net property equipment of $381,830, net intangibles of $949,725, and other assets of $177,820. Our total liabilities were $5,655,652 comprised of accounts payable of $614,250, accrued expenses of $297,905, current portion of loan and note payables of $420,062, current portion of capital lease payable of $11,362, current portion of related party convertible promissory notes of $412,212, current portion of convertible promissory notes of $3,114,889, deferred revenue of $215,519, license fees of $560,000 and capital lease payable of $9,453.

As of December 31, 2015, our stockholders’ deficit was $3,833,503 comprised of common stock of $200, additional paid in capital of $2,727,531 and accumulated deficit of $6,561,234.

Cash flows used in operating activities

For the year ended December 31, 2015, operating activities consumed $402,092 of cash. This was primarily the result of a net loss of $1,603,061, offset by depreciation and amortization of $157,546 as well as the changes in accounts receivable of $112,891, other assets of $108,384, accounts payable of $291,585, accrued expenses of $348,810 and license fees of $360,000.

Cash flows used in investing activities

Investment activities used an additional $270,374 of cash during the year ended December 31, 2015, primarily as a result of payments for patents and costs associated in the development and improvement of our intellectual property of $66,031, payment for a note receivable of $17,948 and acquisition of property and equipment of $186,395.

Cash flows provided by financing activities

Financing activities provided $681,612 of cash for the year ended December 31, 2015, primarily as the result of proceeds from the issuance of convertible promissory notes of $813,009 and repayments of loan payables of $121,333.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of September 30, 2016.

Inflation

We do not believe that inflation has had a material effect on our Company’s results of operations.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies, which involve the use of estimates, judgments, and assumptions that are significant to understanding our results. For additional information, see Note 2 – “Summary of Significant Accounting Policies”. Although we believe that our estimates, assumptions, and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments, or conditions.

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Long-lived assets

Long-lived assets include equipment and intangible assets other than those with indefinite lives. We assess the carrying value of our long-lived asset groups when indicators of impairment exist and recognize an impairment loss when the carrying amount of a long-lived asset is not recoverable when compared to undiscounted cash flows expected to result from the use and eventual disposition of the asset.

Indicators of impairment include significant underperformance relative to historical or projected future operating results, significant changes in our use of the assets or in our business strategy, loss of or changes in customer relationships and significant negative industry or economic trends. When indications of impairment arise for a particular asset or group of assets, we assess the future recoverability of the carrying value of the asset (or asset group) based on an undiscounted cash flow analysis. If carrying value exceeds projected, net, undiscounted cash flows, an additional analysis is performed to determine the fair value of the asset (or asset group), typically a discounted cash flow analysis, and an impairment charge is recorded for the excess of carrying value over fair value.

Going concern

 The Company’s financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. The Company is continually analyzing its current costs and is attempting to make additional cost reductions where possible. We expect that we will continue to generate losses from operations throughout 2016.

In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and/or sales of equity and debt securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

DESCRIPTION OF PROPERTY

We rent approximately 25,000 square feet for our office and laboratory space in 1620 Beacon Place, Oxnard, California 93033 under a lease that provides for an annual rent payment of $232,980 per year for our development, production, warehouse and distribution of nutraceutical OTC products, pharmaceuticals, and veterinary mendicants, and related office activities from George Stern. We are finalizing an amended lease with George Stern and anticipate it to be completed prior to the end of the calendar year. This lease may be terminated by either party if the other party fails to perform their obligations under the lease, and then fails to cure such default within the applicable cure period.

We also lease approximately 6,547 square feet of a larger concrete tilt-up building located at 1610 and 1612 Fiske Place, Oxnard, California 93033 from Fiske Industrial LLC for storage and potential manufacturing purposes. We pay an annual rent payment of $51,960 per year for this month to month lease.

We believe that our facility is sufficient to meet our current needs and we will look for suitable additional space as and when needed.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership After Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock for each of the following persons as of December 8, 2016, after giving effect to the transaction under the Exchange Agreement, based on 23,266,733 shares of common stock issued and outstanding as of December 8, 2016,

•	each of our incoming directors and each of the executive officers in the “Management—Executive Compensation” section of this report;

•	all directors and executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock.

Named Executives Officers and Directors (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)

Robert Davidson (4)	657,624	2.83%
Edward Maliski	471,131	2.02
Wayne Nasby	522,619	2.25
Mark Udell	442,632	1.90%
William Yuan	-	-
Charles Berman	-	-

All Executive Officers and Directors as a group (6 person)	2,094,006	9.00%

5% Shareholders
The Branstetter Group (5)	2,754,626	11.83%
Climate Change Investigation, Innovation and Investment Company, LLC (6)	3,000,000	12.89
Aureus Fiduciary Nevis Limited (7)	1,818,600	7.82

______________

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: 1620 Beacon Place, Oxnard, California 93035.
(2)

Beneficial ownership is determined in accordance with the rules of the Commission generally includes voting or investment power with respect to securities. Under the rules of the Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares a power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. In accordance with Commission rules, shares of Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, we believe the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Common Stock indicated as beneficially owned by them.

(3)

In determining percentage of outstanding, we included shares issued and outstanding, shares obligated to be issued and the securities identified (if consisting of derivative securities) as if issued. As of December 8, 2016, we had 23,266,733 shares of common stock.

(4)

535,469 of these shares are held by Robert Davidson as an individual and 122,155 of the shares are held in the name of Ronick, Inc. Robert Davidson is a director of Ronick, Inc. and may be deemed to have dispositive and voting power over such shares.

(5)	The address for this shareholder is 271 North Sepulveda, California 90266.
(6)	The address for this shareholder is 12 San Rafael Avenue, Belvedere, California 94920.
(7)	The address for this shareholder is Toedistrasse 53, 8002 Zurich, Switzerland.

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DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In connection with the Share Exchange, at Closing, Michael Hlavsa resigned from our Board, and we appointed three new directors to replace him. Michael Hlavsa also resigned as our sole officer, and we appointed four new executive officers to replace them. Descriptions of our newly appointed directors and officers can be found below in the section titled “Current Management.”

Current Management

The following table sets forth the names and ages of the incoming directors and executive officers:

Name	Age	Positions Held
Robert Davidson*	49	Chairman of the Board, Chief Executive Officer
Edward Maliski*	67	Chief Scientific Officer, President
Wayne Nasby*	55	Chief Operating Officer
Mark Udell*	39	Chief Financial Officer, Treasurer and Secretary
William Yuan	56	Director
Charles Berman	73	Director

____________

*	Denotes an executive officer.

Biographical Information

The following is a brief account of the education and business experience of the incoming directors and executive officers during at least the past five years, indicating the person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Robert Davidson, Chairman of the Board and Chief Executive Officer

Robert Davidson has served as the Chairman of the Board and Chief Executive Officer of Cure Pharmaceutical since July 2011. Prior to his role at Cure Pharmaceutical, Mr. Davidson served as President and Chief Executive Officer of InnoZen Inc., Chief Executive Officer of Gel Tech LLC, Chief Executive Officer of Bio delivery Technologies Inc., and Director of HealthSport Inc. Mr. Davidson was responsible for the development of several drug delivery technologies and commercial brand extensions. He has worked with brands such as Chloraseptic™, Suppress™, as well as Pediastrip™, a private label electrolyte oral thin film sold in major drug store chains. Mr. Davidson is also considered an industry expert leader in OTF technology. Mr. Davidson received his B.S. degree with a concentration in Biological Life Sciences from the University of the State of New York, Excelsior College. He has a Masters Certificate in Applied Project Management from Villanova University, Masters of Public Health from American Military University, Virginia and a Masters in Health and Wellness from Liberty University, Virginia. Mr. Davidson is also a Certified Performance Enhancement Specialist and Fitness Nutrition Specialist through the National Academy of Sports Medicine and attended Post-Graduate Studies at the University of Cambridge. Mr. Davidson’s experience as our Chief Executive Officer and Chairman, and his extensive knowledge of OTF and drug delivery technologies qualifies him to serve on our Board.

Edward Maliski, PhD – President and Chief Science Officer

Dr. Edward Maliski has served as the President, Chief Science Officer and Director of Cure Pharmaceutical since July 2011. Dr. Maliski is an accomplished research scientist with 30 years of experience in the development of pharmaceutical and biotechnology products. As an executive leader and strategist, Dr. Maliski contributed his expertise in project management and chemical research to facilitate the transfer of new discoveries into pharmaceutical products for the Sterling Winthrop Research Institute, Glaxo Research Institute, Merck & Co., and Amgen Inc. Additionally, Dr. Maliski has worked with several successful start-up companies.

Wayne Nasby – Chief Operating Officer

Wayne Nasby has served as the Chief Operating Officer and director of Cure Pharmaceutical since July 2011. He has over 30 years of experience in the healthcare industry and has been recognized by industry and regulatory leaders for his proven track record in cGMP pharmaceutical regulatory compliance and innovation. Prior to Cure Pharmaceutical, Mr. Nasby served as the Vice President of Operations at InnoZen, Inc. He also served in various management positions at Amgen Inc. within quality assurance, supply chain, and corporate project management. During his twenty year tenure at Amgen, Inc., Mr. Nasby also established and directed distribution of pharmaceutical products to Asia, Australia, Europe and Puerto Rico.

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Mark Udell, CPA – Chief Financial Officer and Treasurer

Mark Udell has served as the Chief Financial Officer, Treasurer and Secretary of Cure Pharmaceutical since July 2011. He is a Certified Public Accountant with over 17 years of experience in finance and accounting. Prior to Cure Pharmaceutical, Udell served as InnoZen, Inc.’s Chief Accounting Officer and Controller. He has also held the position as Auditing Manager at Green Hasson & Janks, LLP in Los Angeles. Mr. Udell received his B.A. in Business Economics with a concentration in accounting from the University of California, Santa Barbara.

William Yuan – Director

William Yuan was most recently Chairman and CEO of Fortress Hill Holdings, an Asian-based investment banking firm. With 23 years in global finance experience, he has served as a key strategist and advisor to international institutions. U.S. companies advised by Mr. Yuan include Amgen Corp., Biogen, GE Capital, Warner Brothers Studios, and Fox News. He has also guided such leading Asian institutions as Sina.com, Shanghai Petrochemicals, Jinlia Pharmaceutical and Tsingtao Beer Corp. In 1995, Mr. Yuan led Merrill Lynch Asset Management Asia, and managed one of the largest pension/retirement funds in the world, with a $488 billion portfolio under his leadership. Simultaneously, he was chairman and portfolio manager of the $1.2 billion AmerAsia Hedge Fund. In 1993, he was the founder and managing director of the Corporate Institutional Services Group at Merrill Lynch Asset Management. Prior to that, Mr. Yuan served as a senior-vice president and co-manager at Morgan Stanley Smith Barney's Portfolio Management Corporation with dual functions as co-head of the Capital Markets Derivative team, and Chairman of the Technology Investment Management and Executive Policy Committee. He began his finance career at Goldman Sachs in 1983 as an investment banker in Mergers & Acquisitions. Mr. Yuan is a member of the International Who’s Who of Finance, Technology, Media and Telecom. Mr. Yuan holds a Bachelor of Science degree in Economics from Cornell University and attended Harvard University's John F. Kennedy School as a Mason Fellow. Mr. Yuan’s extensive finance, investment banking and corporate strategy background as well as his experience advising large pharmaceutical companies such as Amgen, Biogen and Jinlia Pharmaceutical qualify him to serve on our Board.

Charles Berman - Director

Formerly a partner at Oppenheimer, Wolff & Donnelly, Charles Berman has focused his practice in patent work for more than 20 years. His clients include both major corporations and smaller companies, which he represents within the U.S. and internationally. He has a degree in electrical engineering and a law degree from the University of Witwatersrand in Johannesburg, where he also started his legal career, concentrating in patent work. In 1978 Berman joined Lyon & Lyon's Los Angeles office as an associate, and he has remained in the U.S. ever since. He is admitted to practice before the U.S. and South African Patent and Trademark Offices, the U.S. District Court, Central District of California and the South African Supreme Court. From 1996-2000, he served as president, secretary and treasurer of the Los Angeles Intellectual Property Law Association (“LAIPLA”), and has represented LAIPLA and the California State Bar Intellectual Property Section before the U.S. Bar/European Patent Office- Liaison Council and the U.S. Bar/Japanese Patent Office- Liaison Council since 1990. Berman also has been a member of the Editorial Board of Managing Intellectual Property magazine since 1992. A board member of the American Intellectual Property Association from 1995 to 1998, he was a founding fellow of the AIPLA and currently serves as vice chair of the fellows. Mr. Berman’s extensive work experience as a patent attorney providing legal services to major corporations and smaller companies, both within the U.S. and internationally, qualifies him to serve on our Board.

Family Relationships

There are no family relationships between or among any of the incoming directors or executive officers.

Involvement in Certain Legal Proceedings

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our incoming officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

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Board of Directors

Effective upon the Closing Date, the registrant’s Board will be comprised of three (3) members. All directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. The registrant’s bylaws provide that the authorized number of directors shall be one or more, as fixed from time to time by resolution of the Board; provided, however, that the number of directors shall not be reduced so as to shorten the tenure of any director at the time in office.

Board Committees; Director Independence

Our Board has not established a separate standing audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act or separate standing nominating or compensation committees, or committees performing similar functions, nor has it adopted charters for any such committee. Due to the present and prior size of our Board, our Board believes that it is not necessary to have separate standing audit, nominating or compensation committees at this time because the functions of each such committee are adequately performed by our full Board. However, it is anticipated that our Board will form separate standing audit, nominating and compensation committees, with the audit committee including an audit committee financial expert and the audit and compensation committees consisting solely of independent directors, if and when our Board determines that the establishment of such committees is advisable as we seek to further develop our business and operations and potentially expand the size of our Board.

We look to our directors to guide us through our next phase as a public company and continue and manage our growth. Our directors bring leadership experience from a variety of corporate, technology and professional backgrounds which we require to continue to grow and to add shareholder value. Our directors also have worked with startup through public companies and bring depth of knowledge in building shareholder value, growing a company from inception, developing leading edge products, and navigating mergers and acquisitions and the public company process.

We currently act with three directors, consisting of Robert Davidson, William Yuan and Charles Berman. Our common stock is quoted on the OTC Pink quotation system, operated by OTC Markets Group Inc. OTC Markets Group Inc. is neither a stock exchange nor self-regulatory organization, and it does not impose director independence requirements on companies quoted on the OTC Pink quotation system. However, under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a company, or any parent or subsidiary of such company, or was, at any time during the past three years, employed by the company, or any parent or subsidiary of such company. Also a director is not independent if a director is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer. Using this definition of independent director, we have two independent directors.

Committees and Insider Participation

No interlocking relationship exists between the Board and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. Currently, we do not have standing audit, nominating, or compensation committees of our board of directors, or committees performing similar functions and, therefore, our Board performs such functions. Our common stock is not currently listed on any national exchange and we are not required to maintain such committees by any self-regulatory agency. We do not believe it is necessary for our Board to appoint such committees because the volume of matters that currently and historically has come before our Board (and that of the operating company) for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making. Following the Closing Date, and as we grow our business, we may undertake a review of the need for some or all of these committees.

EXECUTIVE COMPENSATION

Director Compensation

Effective upon the Closing Date, our former sole director Michael Hlavsa resigned as a director after appointing William Yuan and Charles Berman as our directors and Robert Davidson as the Chairman of the Board of Directors.

The table below summarizes all compensation earned by each of our directors for services performed during our fiscal year ended December 31, 2014 and 2015.

Name	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Non-qualified Deferred Comp Earnings ($)	All Other Comp ($)	Total ($)
Anna Ioannou (1)	2014	$-	$-	$-	$-	$-	$-
	2015	$-	$-	$-	$-	$-	$-

Michael Hlavsa (2)	2014	$-	$-	$-	$-	$-	$-
	2015	$-	$-	$-	$-	$-	$-

______________

(1)	Anna Ioannou resigned as the Company’s director on June 28, 2016.
(2)	Michael Hlavsa resigned as the Company’s director on November 7, 2016.

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Executive Compensation

The following executive compensation disclosure reflects all compensation for the periods ended December 31, 2015 and 2014, received by our principal executive officer, principal financial officer, and most highly compensated executive officers. We refer to these individuals in this Current Report as “named executive officers.”

Name	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Comp ($)	Non-qualified Deferred Comp Earnings ($)	All Other Comp ($)	Total ($)
Robert Davidson (1)	2015	$-	$-	$-	$-	$-	$-	$-
	2014	$62,813	$-	$-	$-	$-	$-	$62,813

Edward	2015	$-	$-	$-	$-	$-	$-	$-
Maliski (1)	2014	$33,750	$-	$-	$-	$-	$-	$33,750

Wayne	2015	$3,125	$-	$-	$-	$-	$-	$3,125
Nasby (1)	2014	$62,813	$-	$-	$-	$-	$-	$62,813

Mark Udell (1)	2015	$75,000	$-	$-	$-	$-	$-	$75,000
	2014	$77,500	$-	$-	$-	$-	$-	$77,500

Michael Hlavsa (2)	2015	$-	$-	$-	$-	$-	$-	$-
	2014	$-	$-	$-	$-	$-	$-	$-

Anna Ioannou (3)	2015	$-	$-	$-	$-	$-	$-	$-
	2014	$-	$-	$-	$-	$-	$-	$-

______________

(1)

Executive Compensation was assumed by us as of the Closing Date. This does not include convertible promissory notes issued to such executive in connection with accrued payroll as described in “Certain Relationships and Related Transactions” under Item 2.01 “Completion of Acquisition or Disposition of Assets”, which is incorporated herein by reference.

(2)	Michael Hlavsa resigned as the Company’s president, chief executive and treasurer on November 7, 2016.

(3)	Anna Ioannou resigned as the Company’s president, chief executive and treasurer on June 28, 2016.

Employment Agreements

None.

Potential Payments Upon Termination or Change-in-Control

We currently have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 3, 2014, Cure Pharmaceutical obtained a short-term loan from Jonathan Turman, Cure Pharmaceutical’s Chief Engineering Officer, in the amount of $1,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

On October 22, 2014, Cure Pharmaceutical obtained another short-term loan from Jonathan Turman in the amount of $1,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

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On various dates from October 31, 2014 to February 2, 2015, Cure Pharmaceutical issued convertible promissory notes to Ronick, Inc., (“Ronick”) totaling $89,000 that were due on February 25, 2016, but Ronick has agreed to extend the due date to August 31, 2016. Robert Davidson, our Chief Executive Officer and director, is a shareholder of Ronick. Interest is payable at 3% per annum and is secured by technology and patent rights. Principal and accrued interest is convertible into common stock at $4.00 per share. This conversion is subject to an adjustment if Cure Pharmaceutical sells stock or grants conversion rates at a lower price; however, Ronick has subsequently agreed to waive these conversion rights and will convert at $4.00 per share. As of October 6, 2016, Ronick has converted $35,260 of principal and unpaid accrued interest into 8,815 of common stock shares of Cure Pharmaceutical. As of October 6, 2016, Ronick converted $35,290 of principal and unpaid accrued interest into 8,822 of common stock shares of Cure Pharmaceutical.

On April 15, 2015, Cure Pharmaceutical obtained a short-term loan from Jonathan Turman in the amount of $20,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

On May 6, 2015, Cure Pharmaceutical obtained a short-term loan from Jonathan Turman in the amount of $4,000. This loan is non-interest bearing, unsecured and has no fixed terms of repayment.

On December 31, 2015, Cure Pharmaceutical converted $100,150 of accrued payroll for Robert Davidson into a convertible promissory note. As of October 6, 2016, Robert Davidson has converted $38,415 of principal and unpaid accrued interest into 9,604 of common stock shares of Cure Pharmaceutical. On October 17, 2016, Robert Davidson transferred his convertible promissory note to Ronick. On that same date, Ronick converted $38,449 of principal and unpaid accrued interest into 9,612 of common stock shares of Cure Pharmaceutical.

On December 31, 2015, Cure Pharmaceutical converted $94,312 of accrued payroll for Wayne Nasby, our Chief Operating Officer, into a convertible promissory note. As of October 6, 2016, Wayne Nasby has converted $48,241 of principal and unpaid accrued interest into 12,060 of common stock shares of the Cure Pharmaceutical. As of October 17, 2016, Wayne Nasby converted $48,284 of principal and unpaid accrued interest into 12,071 of common stock shares of Cure Pharmaceutical.

On December 31, 2015, Cure Pharmaceutical converted $77,250 of accrued payroll for Edward Maliski, our President and Chief Science Officer, into a convertible promissory note. As of October 6, 2016, Edward Maliski has converted $39,514 of principal and unpaid accrued interest into 9,878 of common stock shares of Cure Pharmaceutical. As of October 17, 2016, Edward Maliski converted $39,549 of principal and unpaid accrued interest into 9,887 of common stock shares of Cure Pharmaceutical.

On December 31, 2015, Cure Pharmaceutical converted $51,500 of accrued payroll for Jonathan Turman into a convertible promissory note. As of October 6, 2016, Jonathan Turman has converted $26,343 of principal and unpaid accrued interest into 6,586 of common stock shares of Cure Pharmaceutical. As of October 17, 2016, Jonathan Turman converted $26,366 of principal and unpaid accrued interest into 6,591 of common stock shares of Cure Pharmaceutical.

At December 31, 2015, two of our executive officers, Robert Davidson and Mark Udell, had $50,772 and $12,377, respectively, due to them and are included in accounts payable. At December 31, 2014, Robert Davidson had $24,126 due to him and is included in accounts payable.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on our company. We are not aware of any other material legal proceedings pending against us.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

Market Information

The registrant’s common stock is not listed on any stock exchange, and is quoted for trading on the OTC Pink quotation system operated by OTC Markets Group Inc. under the symbol “MKKN.” However, there has been no active trading with respect to our shares of common stock to date.

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Holders

As of December 8, 2016, there were approximately 80 shareholders of record of the registrant’s common stock based upon the records of the shareholders provided by the registrant’s transfer agent. The registrant’s transfer agent is Globex Transfer, LLC, and whose telephone number is (813) 344-4490.

Dividends

The registrant has never paid cash dividends on its common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. The registrant’s future payment of dividends will depend on the registrant’s earnings, capital requirements, expansion plans, financial condition and other relevant factors that the registrant’s board of directors may deem relevant. The registrant’s accumulated deficit currently limits the registrant’s ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes the registrant’s capital stock and provisions of the registrant’s articles of incorporation and the registrant’s bylaws, all as in effect upon the Closing of the Share Exchange. This description is only a summary. You should also refer to the registrant’s articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the SEC as exhibits to this Current Report on Form 8-K.

As of the Closing Date, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, of which 23,266,733 shares are issued and outstanding.

Under our Articles of Incorporation, the shares of our common stock are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations, and restrictions as apply to other shares.

Our common stock is the only class of voting securities issued and outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

Holders of our common stock are entitled to dividends when and if declared by our Board from legally available funds. We have never declared a dividend and do not intend to do so in the foreseeable future. Holders of our common stock are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

On November 7, 2016, the Company issued a warrant to purchase up to 1,640,305 shares of the Company’s common stock at an exercise price of $2.00 per share. The exercise price shall be adjusted for stock dividends, stock splits and upon any merger or acquisition of the Company.  The shares are exercisable until November 7, 2020.  The Company shall have the right to call the exercise of all vested but unexercised portions of the warrants at the then-current Exercise Price at any time after the effective date of the listing of the Company’s common stock for trading on a national securities exchange. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

On December 8, 2016 (the “Warrant Issuance Date”), the Company issued warrants to purchase up to 2,751,802 shares of the Company’s common stock at an exercise price of $1.00 per share for 141,142 shares and $2.00 per share for 2,610,660 shares. The exercise price shall be adjusted for stock dividends, stock splits and upon any merger or acquisition of the Company.  The shares vest in 20% increments with 20% vesting on the Warrant Issuance Date and an additional 20% vesting on each of the next four anniversaries of the Warrant Issuance Date.  The exercise period is based on the vesting date so warrants may be exercised at any time from the date of each vesting until five years after the date of such vesting.  The Company shall have the right to call the exercise of all vested but unexercised portions of the warrants at the then-current Exercise Price at any time after the effective date of the listing of the Company’s common stock for trading on a national securities exchange. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every present or former director or officer of ours (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by such Indemnitee.

Other than discussed above, none of our Bylaws, or Articles of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued an aggregate of 15,116,463 shares of our common stock to the Cure Pharm Shareholders and Cure Pharm Noteholders in exchange for 100% of the capital stock of Cure Pharmaceutical. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the Cure Pharm Shareholders and Cure Pharm Noteholders pursuant to the Exchange Agreement as well as the issuance of the Majority Stockholder Warrant to the Majority Stockholder exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Regulation D or S thereof. We made this determination based on the representations of the Cure Pharm Shareholders, Cure Pharm Noteholders and the Majority Stockholder which included, in pertinent part, that such shareholders were "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or sophisticated investors within the meaning of Rule 506 of Regulation D promulgated under the Securities Act that were provided full information regarding the Company’s business and operations, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on November 7, 2016, in a reverse acquisition, we acquired a business engaged in the development of drug delivery technologies, by executing the Exchange Agreement by and among the registrant, Cure Pharmaceutical and the Cure Pharm Shareholders.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Cure Pharmaceutical through the issuance of 15,116,463 restricted shares of our common stock to the Cure Pharm Shareholders and Noteholders. Immediately prior to the Exchange Transaction, we had 24,984,000 shares of common stock issued and outstanding. Immediately after the issuance of the shares to the Cure Pharm Shareholders and Cure Pharm Noteholders and the Share Cancellations described in Item 1.01 above, we had 23,266,733 shares of common stock issued and outstanding.

As a result of this Exchange Transaction, the Cure Pharm Shareholders became our controlling shareholders and Cure Pharmaceutical became our wholly owned subsidiary.

In connection with the Closing of the Share Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, on the Closing Date, Michael Hlavsa will resign as our chief executive officer, president, chief financial officer, secretary and treasurer, and Robert Davidson shall become the Company’s chief executive officer, Edward Maliski shall become the registrant’s president and Chief Scientific Officer, Wayne Nasby shall become the registrant’s Chief Operating Officer and Mark Udell shall become the registrant’s Secretary, Treasurer and Chief Financial Officer. Additionally, Robert Davidson, William Yuan, and Charles Berman shall be appointed to the Board effective at the Closing, and Michael Hlavsa, who is also the registrant’s sole director immediately prior to the Share Exchange, shall resign from such position, and Robert Davidson shall be appointed as Chairman of the Board.

The closing of the transaction under the Exchange Agreement, which resulted in the change of control of the registrant, occurred on November 7, 2016. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On November 7, 2016, Michael Hlavsa resigned as our sole officer and director. Also on that date, Robert Davidson shall become the Company’s chief executive officer, Edward Maliski shall become the registrant’s president and Chief Scientific Officer, Wayne Nasby shall become the registrant’s Chief Operating Officer and Mark Udell shall become the registrant’s Secretary, Treasurer and Chief Financial Officer. Additionally, Robert Davidson, Edward Maliski, Wayne Nasby and Mark Udell shall be appointed as the new chief executive officer, president and chief scientific officer, chief operating officer and chief financial officer, respectively and Robert Davidson, William Yuan, and Charles Berman shall be appointed to the registrant’s Board, with Robert Davidson serving as the Chairman of the Board. See “Directors and Executive Officers” and “Executive Compensation” each under Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2016, the Board of Directors of the registrant adopted the following resolutions by unanimous written consent to:

•	change in fiscal year end from March 31 to December 31, effective immediately as of the effective date of the Share Exchange.

•	change the name of the Company to CURE Pharmaceutical Holding Corp.

•

Amended Section I, Subsection .01 (Annual Meeting) of our Bylaws such that Annual shareholders meeting shall now be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of the meeting rather than the fixed date of the first week of December of each year.

•	Amended Section I, Subsection .02 (Special Meeting) of our Bylaws to add the Chief Executive Officer as an additional Company officer that can call special meetings of shareholders.

•

Amended Section I, Subsection .03 (Notice of Meeting) of our Bylaws to allow notice of shareholder meetings to be given no more than sixty (60) days (was previously fifty (50) days) prior to the date of meeting as allowed under Nevada Revised Statutes section 78.350.

•

Amended Section I, Subsection .07 (Voting of Shares) of our Bylaws to add “as of the record date” language to clarify that every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation as of the record date.

•

Added Section I, Subsection .09 (Record Date) of our Bylaws that allows the Board to fix in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of any stockholder meeting, nor more than sixty (60) days prior to any other action.

•

Amended and restated Section III (Actions by Written Consent) of our Bylaws to allow any action required or permitted to be taken at a meeting of the shareholders to be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents shall be required.

•

Amended Section IV, Subsections .01, .02 and .03 (Officers) of our Bylaws to add Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Scientific Officer as additional designated Officers of the Company and added descriptions of the powers and duties of each added designated Company Officer.

•	Amended Section V, Subsection .01 (Form and Execution of Certificates) of our Bylaws to add the Chief Executive Officer as an authorized signatory for the Company’s stock certificates.

•

Added Section XIII (Acquisition of Controlling Interest) of our Bylaws whereby the Company elected not to be governed by Nevada Revised Statutes Sections 78.378 through 78.3793 relating to acquisition of a controlling interest in the Company.

The above summary of the Bylaws’ amendments is qualified in its entirety by reference to the complete text of the Amendments to the Bylaws, which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

On November 7, 2016, the majority stockholder of the then outstanding shares of registrant’s common stock executed a written consent to change registrant’s name from Makkanotti Group Corp. to CURE Pharmaceutical Holdings Corp. The Certificate of Amendment to Articles of Incorporation was filed with the State of Nevada on November 30, 2016 and is attached hereto as Exhibit 3.4.

The Company filed a form of Issuer Company Related Action Notification with FINRA to complete the name change and to request a change in ticker symbol to better reflect the new corporate name. The Company will file another 8-K announcing the new symbol when it has been issued.

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Item 5.06 Change in Shell Company Status.

As explained more fully in Item 2.01 above, the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the Exchange. The registrant believes that as a result of the Exchange, however, it has ceased to be a shell company. For information about the Exchange, please see the information set forth above under Items 1.01 and 2.01, which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Reference is made to the reverse acquisition transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference. In the reverse acquisition transaction, the registrant is the accounting acquiree and Cure Pharmaceutical is the accounting acquirer. Accordingly, the financial statements of Cure Pharmaceutical are presented.

(a) Financial Statements of the Business Acquired

The audited financial statements of Cure Pharmaceutical as of and for the years ended December 31, 2015 and 2014, including the notes to such financial statements, are incorporated by reference from the registrant’s Exhibit 99.1 of the Current Report on Form 8-K filed on November 15, 2016.

The unaudited financial statements of Cure Pharmaceutical as of and for the nine months ended September 30, 2016 and 2015, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.2 of this Current Report.

(b) Pro Forma Financial Information

Incorporated by reference to Exhibit 99.3 attached hereto.

(d) Exhibits

Exhibit Number	Description
2.1	Share Exchange and Conversion Agreement, dated November 7, 2016 (3)
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
3.3	Amendments to the Bylaws (3)
3.4	Certificate of Amendment to Articles of Incorporation*
10.1	Agreement for the Sale of Assets, dated August 19, 2016 (2)
10.2	Form of Share Cancellation Agreement, dated November 7, 2016 (3)
10.3	Form of Warrant, dated November 7, 2016 (3)
10.4	Form of Warrant, dated December 6, 2016*
21.1	Subsidiaries of the Registrant (3)
99.1	Audited consolidated financial statements of Cure Pharmaceutical for the year ended December 31, 2015 (3)
99.2	Unaudited consolidated financial statements of Cure Pharmaceutical for the three and nine months ended September 30, 2016 and 2015, and accompanying notes to consolidated financial statements*
99.3

Unaudited pro forma consolidated financial statements of the consolidated entity as of September 30, 2016, and for the year ended, December 31, 2015, and accompanying notes to unaudited pro forma consolidated financial statements*

____________

(1)	Incorporated by reference from the registrant's Registration Statement on Form S-1 filed on June 10, 2015.
(2) (3)

Incorporated by reference from the registrant's Current Report on Form 8-K filed on August 26, 2016.

Incorporated by reference from the registrant's Current Report on Form 8-K filed on November 15, 2016

*	Filed herewith
**	Management contract or compensatory plan or arrangement.
***	Confidential treatment has been requested for a portion of this document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP. (Registrant)

Date: December 13, 2016	By:	/s/ Robert Davidson
	Name:	Robert Davidson
	Title:	Chief Executive Officer

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